Subsidiaries of the Registrant
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                Entity                                  State of Incorporation
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
Venetian Casino Resort, L.L.C.                                Nevada
Grand Canal Shops Mall Construction, L.L.C.                   Delaware

Mall Intermediate Holding Company, L.L.C.                     Delaware
Grand Canal Shops Mall Holding Company, L.L.C.                Delaware
Grand Canal Shops Mall, L.L.C.                                Delaware
Grand Canal Shops Mall Subsidiary, L.L.C.                     Delaware

Grand Canal Shops Mall MM, Inc.                               Nevada
Grand Canal Shops Mall MM Subsidiary, Inc.                    Nevada

Lido Intermediate Holding Company, L.L.C.                     Delaware
Lido Casino Resort Holding Company, L.L.C.                    Delaware
Lido Casino Resort, L.L.C.                                    Nevada

Lido Casino Resort MM, Inc.                                   Nevada

Venetian Casino Resort Athens, L.L.C.                         Delaware

Venetian Far East Limited                                     Hong Kong

Venetian Marketing, Inc.                                      Nevada

Venetian Operating Company, L.L.C.                            Nevada

Venetian Venture Development, L.L.C.                          Nevada
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